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                                                                   EXHIBIT 11-20

                               DTE ENERGY COMPANY
                      BASIC AND DILUTED EARNINGS PER SHARE
                                 OF COMMON STOCK

                                                                      Three Months              Nine Months
                                                                          Ended                    Ended
                                                                   September 30, 2000        September 30, 2000
                                                                   ------------------        ------------------
                                                                      (Thousands, except per share amounts)
BASIC:
     Net income....................................................... $    103,784               $329,050
     Weighted average number of common
       shares outstanding (a).........................................      142,655                143,272
     Earnings per share of common stock
       based on weighted average number
       of shares outstanding.......................................... $       0.73               $   2.30

DILUTED:
     Net income....................................................... $    103,784               $329,050

     Weighted average number of common
       shares outstanding (a).........................................      142,655                143,272
     Incremental shares from assumed exercise
       of options.....................................................          181                     88
                                                                       ------------               --------
                                                                            142,836                143,360
                                                                       ============               ========

     Earnings per share of common stock
       assuming exercise of options................................... $       0.73               $   2.30

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(a)  Based on a daily average.